Exhibit 99.1

GrowGeneration Acquires Los Angeles County's Commercial Grow Supply, Strengthens Foothold in Southern California

Acquisition Brings Number of GrowGen Locations Nationwide to 60

DENVER, Aug. 24, 2021 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), ("GrowGen" or the "Company") the nation's largest chain of specialty hydroponic and organic garden centers, today announced its acquisition of Commercial Grow Supply, a hydroponic superstore located in Santa Clarita, California. Founded in 2011 by Sevan Derohanian, Commercial Grow Supply is one of the largest hydroponic suppliers in Los Angeles County, with annual revenues approaching $10 million. The acquisition brings the number of GrowGen locations in California, the country's largest legal cannabis market, to 22, with 10 locations in Southern California.

"Southern California continues to be a vital market for GrowGeneration, and we're thrilled to add Commercial Grow Supply to our growing number of locations in the Los Angeles region," said Darren Lampert, GrowGeneration's CEO. "As the leading hydroponics retailer in Santa Clarita, Los Angeles County's third largest city, Commercial Grow Supply boasts a devoted customer base and unmatched cultivation expertise which will help GrowGen better serve Southern California's growers."

"Over the past decade, we've dedicated ourselves to supplying Los Angeles County with best-of-breed hydroponic growing supplies and unrivaled cultivation expertise. Partnering with GrowGeneration, the nation's leading hydroponics retailer, empowers us with the resources to continue serving Southern California's increasing number of growers, from craft gardeners to large-scale commercial cultivators," said Sevan Derohanian, Commercial Grow Supply's founder.

The Commercial Grow Supply acquisition is GrowGen's 14th this year and follows yet another quarter of record earnings. The Company  raised its 2021 revenue guidance to $455 million-$475 million . GrowGen plans to have over 70 garden center locations by the end of 2021.

For more information about GrowGen, or to locate its stores, please visit www.growgeneration.com.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 60 stores, which include 22 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington, 2 locations in Nevada, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts.

GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Investor Contact:
John Evans
GrowGeneration
john.evans@growgeneration.com

Connect:
Website: www.GrowGeneration.com
Instagram: growgen
Facebook: GrowGenerationCorp
Twitter:@GrowGenCorp

Company Inquiries:
GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

SOURCE GrowGeneration